Exhibit 99.8

PREFERRED MEMBERSHIP INTEREST AND WARRANT PURCHASE AGREEMENT

THIS PREFERRED MEMBERSHIP INTEREST AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 31, 2025 by and among CF Flyer PE Investor LLC, a Delaware limited liability company (“Preferred Membership Interest Seller”), CF Flyer Mezz Holdings LLC, a Delaware limited liability company (“Warrant Seller”, and together with Preferred Membership Interest Seller, collectively, “Seller”), FMC BRST Preferred LLC, a Delaware limited liability company (“Purchaser”), and Broad Street Realty, Inc., a Delaware corporation (“Broad Street”), solely for purposes of Sections 2(b)(iv), 6, 7(d), 7(e), 7(f), 7(g), 7(h), 8(c) 8(d), 8(e), 8(f), 17(q), 17(r) and 17(s) of this Agreement. Unless otherwise specified, capitalized terms used and not defined herein have the meanings set forth in the Amended and Restated Limited Liability Company Agreement, dated as of November 22, 2022 (as amended, the “LLC Agreement”), of Broad Street Eagles JV LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, (i) Preferred Membership Interest Seller desires to sell 100% of its Preferred Membership Interest (the “Interests”) of the Company to Purchaser, and Purchaser desires to purchase the Interests from Preferred Membership Interest Seller and (ii) Warrant Seller desires to sell its warrant to purchase 2,560,000 shares of common stock of Broad Street Realty, Inc. (“Broad Street”) as set forth in the Warrant to Purchase Common Stock dated as of November 22, 2022, as assigned by Preferred Membership Interest Seller to Warrant Seller pursuant to that certain Instruction of Assignment, dated as of December 15, 2022 (as amended, the “Warrant”) to Purchaser, and Purchaser desires to purchase the Warrant from Warrant Seller, for the consideration and upon the terms and conditions provided in this Agreement; and

WHEREAS, reference is made to that certain Note Sale and Assignment Agreement, dated as of the date hereof, by and between Warrant Seller and FMC BRST Mezzanine LLC (“FMC Mezz Buyer”), an affiliate of Purchaser (the “Note Sale and Assignment Agreement”), pursuant to which Warrant Seller and FMC Mezz Buyer have agreed that Warrant Seller will sell, transfer and assign to FMC Mezz Buyer the Mezzanine Loan Agreement, Secured Note, Note Documents and other Assigned Rights (each as defined in the Note Sale and Assignment Agreement) pursuant to the terms and conditions set forth in the Note Sale and Assignment Agreement (the “Note Sale Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	Purchase and Sale of Interests and Warrant. Subject to the terms and conditions of this Agreement, Preferred Membership Seller hereby agrees to sell and transfer the Interests, and Warrant Seller hereby agrees to sell and transfer the Warrant, and Purchaser hereby agrees to purchase the Interests and Warrant at a purchase price of $105,487,017.21 (the “Purchase Price”). Subject to the terms and conditions of this Agreement, if the Closing (as defined below) occurs, Preferred Membership Interest Seller shall convey, transfer and assign to Purchaser all of Preferred Membership Interest Seller’s right, title and interest in, to and under the Interests, and Warrant Seller shall convey, transfer and assign to Purchaser all of Warrant Seller’s right, title and interest in, to and under the Warrant, and Purchaser shall accept such transfer and assignment of the Interests and Warrant. At the Closing, Purchaser shall deliver to Seller the Purchase Price, as the same may be adjusted in accordance with Section 11 hereof, by wire transfer of immediately available funds, to the account identified by Seller on or prior to Closing.

2.	Deposit.

(a)	Delivery of Deposit. Within two (2) business days of the date of this Agreement, the Purchaser shall deliver, or cause to be delivered, to Citibank, N.A., as escrow agent (the “Escrow Agent”), by wire transfer of immediately available funds an amount in cash equal to $4,000,000.00 (the “Deposit”). In the event that the Purchaser exercises Purchaser’s Extension Option in accordance with Section 3 hereof, then on or prior to the Scheduled Closing Date, the Purchaser shall deliver, or cause to be delivered, to Escrow Agent, by wire transfer of immediately available funds, an extension deposit in cash equal to $4,000,000.00 (the “Extension Deposit”), which Extension Deposit shall become part of the Deposit in all respects for all purposes under this Agreement. The Deposit, including, the Extension Deposit, if delivered pursuant to the foregoing sentence, shall be nonrefundable to Purchaser except as expressly provided in this Agreement. For the avoidance of doubt, Purchaser shall not be obligated to deliver the Extension Deposit in the event that the Closing Date is extended to the Extended Closing Date following the exercise by either party of the Midtown Row Extension Option. Upon delivery by Purchaser to the Escrow Agent, the Deposit (i) will be deposited by the Escrow Agent in the Escrow Account (as defined below), (ii) shall bear interest at the Escrow Account’s then prevailing insured money market rates on deposits of similar size (the “Interest Rate”) from the date of such transfer through the earlier of the Closing or the termination of this Agreement and (iii) shall be held in escrow in accordance with the Escrow Agreement to be entered into on the date hereof substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”). If the Deposit is not deposited by the Purchaser as and when due and payable hereunder, Seller shall have the right, in its sole and absolute discretion, to terminate this Agreement, whereupon the parties to this Agreement shall have no further rights or obligations hereunder except for such rights or obligations that expressly survive the termination of this Agreement.

(b)	Disbursement of Deposit.

(i)	At Closing. If Closing occurs, the entirety of the Deposit plus all interest accrued thereon shall be applied as a credit against payment of the Purchase Price.

(ii)	Failure of Purchaser’s Conditions and/or Breach by Seller. If this Agreement is terminated due to the failure of any of Purchaser’s Conditions as set forth in Section 8, then provided that Purchaser is not otherwise in default under this Agreement and subject to the terms of Section 2(b)(vi) below, the Deposit (and all interest accrued thereon) shall be disbursed to the Purchaser. In addition to the foregoing, if this Agreement is terminated by Purchaser following the breach by Seller of its obligations pursuant to Section 8(a) (Representations and Warranties), Section 8(b) (Performance), Section 8(c) (Warrant), Section 8(e) (Interests), Section 8(f) (Registration Rights Agreement, Governance Agreement and Cash Flow Pledge Assignment Agreement), Section 8(g) (Resignation of Seller’s Director and Board Observer), Section 8(h) (Warrant), or Section 8(i) (IRS Form W-9), then in addition to Purchaser’s right to receive the Deposit in accordance with the preceding sentence, Preferred Membership Interest Seller and Warrant Seller, jointly and not severally, shall reimburse Purchaser for its reasonable, documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby as liquidated damages resulting from such breach by Preferred Membership Interest Seller’s or Warrant Seller’s (the foregoing reimbursement, the “Preferred Membership Interest and Warrant Expense Reimbursement”), provided, however, that in any event the Preferred Membership Interest and Warrant Expense Reimbursement, in aggregate with the Mezzanine Note Expense Reimbursement (as defined in the Note Sale and Assignment Agreement), shall not exceed an amount equal to $250,000.00. In the event that the Purchaser is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) in accordance with this Section 2(b)(ii), each of the Seller and Purchaser covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 10, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Purchaser (or, if instructed by Purchaser in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Purchaser (or its assignee).

(iii)	Failure of Seller’s Conditions and/or Breach by Purchaser. Subject to Section 2(b)(v), if this Agreement is terminated due to the failure of any of Seller’s Conditions as set forth in Section 7, then provided that Seller is not otherwise in default under this Agreement, the Deposit (and all interest accrued thereon) shall be disbursed to the Seller and the Seller’s sole remedy shall be to receive the Deposit as liquidated damages. In the event that the Seller is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) as set forth in the preceding sentence, each of the Seller and Purchaser covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 10, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Seller (or, if instructed by Seller in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller (or its assignee).

(iv)	Broad Street Deposit Reimbursement. In the event that the Seller or Purchaser terminates this Agreement due to Broad Street failing to deliver any of the Broad Street Waiver and Release (provided, that Fortress shall have delivered the Fortress Waiver and Release into escrow to be released upon the occurrence of the Closing), the Replacement Warrant, the Warrant Assignment Agreement, the Interest Assignment Agreement or the Registration Rights, Governance and Cash Flow Pledge Assignment Agreement, or failing to timely deliver the Midtown Row Senior Consent Request in accordance with, or a breach by Broad Street of the Midtown Row Senior Consent Covenant in accordance with Section 17(r) or the Replacement Recognition Agreement Covenant in accordance with Section 17(s), Broad Street shall reimburse Purchaser for the Deposit (and all interest accrued thereon) paid to Seller by wire transfer of immediately available funds to one or more accounts designated in writing by Purchaser no later than two (2) business days following termination of this Agreement. Additionally, Preferred Membership Interest Seller hereby irrevocably consents and Broad Street hereby agrees to the release by Broad Street for the purpose of Broad Street reimbursing Purchaser for the Deposit (and all interest accrued thereon) in accordance with this Section 2(b)(iv) of any funds maintained, held or existing in any accounts (A) of Broad Street, or any of its direct or indirect subsidiaries, and/or (B) held by Broad Street, or any of its direct or indirect subsidiaries (collectively, the “Company Accounts”), for the benefit of Preferred Membership Interest Seller. Further, Preferred Membership Interest Seller hereby irrevocably waives any consent or approval rights granted to Preferred Membership Interest Seller under the LLC Agreement relating to the disbursement of funds maintained, held or existing in any Company Accounts for the benefit of Preferred Membership Interest Seller for the purposes of this Section 2(b)(iv). In furtherance of the foregoing and for the avoidance of doubt, Broad Street hereby consents and agrees to, and hereby directs, the disbursement of funds from the Company Accounts to reimburse Purchaser for the Deposit in accordance with the requirements of this Section 2(b)(iv).

(v)	Disbursement Following Failure of the Restricted Party Condition. Notwithstanding anything to the contrary set forth in Section 2(b)(iii) hereof, in the event that this Agreement is terminated due to the failure of the Restricted Party Condition as set forth in the first sentence of Section 7(i) (Restricted Party Screening Form), but notwithstanding the failure of the Restricted Party Condition Purchaser has timely delivered the Restricted Party Screening Form as required therein, together with all documentation required to be delivered pursuant thereto as detailed therein, then the Deposit (and all interest accrued thereon) shall be disbursed to the Purchaser. In the event that the Purchaser is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) in accordance with the preceding sentence, each of the Seller and Purchaser covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 10, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Purchaser (or, if instructed by Purchaser in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Purchaser (or its assignee).

(vi)	Disbursement Following Breach of the Midtown Row Senior Consent Covenant. Notwithstanding anything to the contrary set forth in Section 2(b)(ii) or Section 2(b)(iii) hereof, in the event that this Agreement is terminated due to the failure of Midtown Row Senior Lender to deliver the Midtown Row Senior Consent, and (A) either of Broad Street or Purchaser breached the Midtown Row Senior Consent Covenant in accordance with Section 17(r) hereof, then the Deposit (and all interest accrued thereon) shall be disbursed to Seller, or (B) Seller breached the Midtown Row Senior Consent Covenant in accordance with Section 17(r) hereof, then the Deposit (and all interest accrued thereon) shall be disbursed to Purchaser; provided, however, for the avoidance of doubt, Purchaser shall not be entitled to recover the Preferred Membership Interest and Warrant Expense Reimbursement in the event this Agreement is terminated as a result of the breach by Seller of the Midtown Row Senior Consent Covenant. In the event that Seller or Purchaser is entitled to receive the Deposit (and all amounts accrued thereon at the Interest Rate) in accordance with the preceding sentence, each of the Seller and Purchaser covenants and agrees that it shall promptly, and in any event within three (3) business days after valid termination of this Agreement pursuant to Section 10, execute and deliver to the Escrow Agent joint written instructions pursuant to the Escrow Agreement instructing the Escrow Agent to disburse from the Escrow Account to the Seller or Purchaser, as applicable, (or, if instructed by Seller or Purchaser, as applicable, in writing, its assignee) an amount in cash equal to the Deposit and all amounts accrued thereon at the Interest Rate by wire transfer of immediately available funds to one or more accounts designated in writing by the Seller or Purchaser, as applicable (or its assignee).

3.	Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall take place remotely via the exchange of documents and signatures, on February 28, 2025 (the “Scheduled Closing Date”), unless extended as set forth in this Section 3, or at such other time and place as the parties hereto mutually agree upon in writing (such date on which the Closing occurs hereunder, the “Closing Date”); provided, however, that if the Midtown Row Senior Consent has not been delivered by the Midtown Row Senior Lender on the date that is one (1) business day prior to the Scheduled Closing Date (but at such time Purchaser has submitted all materials requested by Midtown Row Senior Lender in connection therewith), then either Seller or Purchaser shall have the right to extend the Closing Date to March 31, 2025 (the “Extended Closing Date”) by providing written notice of such extension to the other party at least one (1) business day prior to the Scheduled Closing Date (the “Midtown Row Extension Option”). Notwithstanding the foregoing, in addition to the Midtown Row Extension Option, Purchaser shall have the right to extend the Closing Date to the Extended Closing Date by (i) providing written notice of such extension to Seller at least (1) business day prior to the Scheduled Closing Date, and (ii) delivering the Extension Deposit to Escrow Agent in accordance with the terms of Section 2(a) hereof (“Purchaser’s Extension Option”). On or prior to Closing, (a) Preferred Membership Interest Seller and Warrant Seller, as applicable, shall deliver to Purchaser duly executed copies of (i) the Warrant Assignment Agreement, (ii) the Interest Assignment Agreement, and (iii) the Registration Rights, Governance and Cash Flow Pledge Assignment Agreement (collectively, the “Seller’s Closing Deliverables”), and (b) Purchaser shall deliver to Seller (i) the Purchase Price, as the same may be adjusted in accordance with Section 11 hereof, and (ii) duly executed copies of (A) the Warrant Assignment Agreement, (B) the Interest Assignment Agreement, and (C) the Registration Rights, Governance and Cash Flow Pledge Assignment Agreement (collectively, the “Purchaser’s Closing Deliverables”). Closing of the transaction contemplated by this Agreement shall occur concurrently with the closing of the Note Sale Transactions.

4.	Representations of Seller. In connection with the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing (unless the particular statement speaks expressly of another date, in which case Seller represents and warrants to Purchaser only as of such date), that:

(a)	Validly Existing. Seller is validly existing and in good standing under the laws of its jurisdiction of formation or organization.

(b)	Ownership; Good and Marketable Title. Preferred Membership Interest Seller is the sole record and beneficial owner of, and has good and marketable title to, the Interests, free and clear of all liens, encumbrances, claims, pledges, restrictions on sale, preemptive rights, voting trusts, proxies or other similar restrictions (collectively, “Encumbrances”) other than those set forth in or arising under the LLC Agreement or any ancillary agreements of the LLC Agreement, or under any law or statute generally applicable to interests such as the Interest, including state and federal securities laws. Warrant Seller is the sole record and beneficial owner of, and has good and marketable title to, the Warrant, free and clear of all Encumbrances, other than those set forth in or arising under the Warrant or any ancillary agreements of the Warrant, or under any law or statute generally applicable to warrants such as the Warrant, including state and federal securities laws. Seller has not exercised the Warrant in whole or in part.

(c)	Authorization. Seller has all requisite power and authority to enter into this Agreement and the other documents to be delivered by Seller pursuant to Section 8 and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the other documents to be delivered by each of Preferred Membership Interest Seller and Warrant Seller pursuant to Section 8, and the performance of the obligations by Seller contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller, and no further action is required on the part of Seller to authorize the execution and delivery by Seller of this Agreement and the other documents to be delivered by Preferred Membership Interest Seller and Warrant Seller pursuant to Section 8 or the performance of the obligations by Preferred Membership Interest Seller and Warrant Seller contemplated hereby and thereby. This Agreement and the other documents to be delivered by Preferred Membership Interest Seller and Warrant Seller pursuant to Section 8 have been duly executed and delivered by Preferred Membership Interest Seller and Warrant Seller, as applicable, and constitute the valid and binding obligations of each of Preferred Membership Interest Seller and Warrant Seller, enforceable against Preferred Membership Interest Seller and Warrant Seller, as applicable, in accordance with their terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and (iii) general principles of equity.

(d)	No Conflict. Seller’s execution, delivery and performance of this Agreement does not (i) violate Seller’s certificate of formation, operating agreement or other organizational documents, or (ii) breach, conflict with or cause a default under any material agreement, instrument, order, judgment, decree, law, or governmental regulation by which Seller is bound, nor result in the creation of any material Encumbrance upon the Interests of Preferred Membership Interest Seller or Warrant of Warrant Seller.

(e)	Consent. Other than under the LLC Agreement and the Warrant, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, state or local governmental authority on the part of either of Preferred Membership Interest Seller and Warrant Seller, as applicable, is required in connection with the consummation of the transactions contemplated by this Agreement, except those that have been duly waived or properly complied with to the extent applicable to the sale and transfer of Interests and Warrant contemplated hereby.

(f)	Sophistication. Seller is a sophisticated investor with respect to the Interests and Warrant and has knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such sale and is aware of and has considered the financial risks of selling the Interests and Warrant on the terms set forth in this Agreement. Seller has independently and without reliance on Purchaser, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(g)	No Public Sale. General Solicitation or Distribution. Assuming the truth and accuracy of the representations and warranties made by Purchaser in this Agreement, neither Seller nor anyone acting on its behalf, has taken any action which will subject the sale of the Interests and Warrant being sold by Seller to the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or any other applicable securities laws. The Interests and Warrant being sold by Seller were not offered or sold to Purchaser by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. The Interests and Warrant being sold by Seller were acquired by Seller in a private transaction separate from a public offer without a view to any public resale or other distribution thereof in violation of the Securities Act or any other applicable securities laws. Seller is an “accredited investor” as defined in Rule 501 under the Securities Act.

(h)	Compliance with Transfer Provisions. Seller has complied with, and has performed, or will have complied and performed on or before the Closing, in all material respects, all obligations required to be complied with or performed by it under the LLC Agreement in order to effectuate the transfer of the Interests and Warrant being sold by Seller from Seller to the Purchaser.

(i)	Distributions. As of the date hereof, the Company has paid all Current Preferred Returns due and payable on the Interests.

(j)	Litigation. There is no action, suit, arbitration, claim, proceeding or investigation pending or, to Seller’s knowledge, threatened that questions (i) the validity of this Agreement, or (ii) the right of Seller to enter into this Agreement or to consummate the transactions contemplated hereby.

(k)	Brokers or Finders. Seller has not engaged any brokers, finders or other agents in connection with the sale of the Interests and Warrant contemplated by this Agreement.

(l)	Compliance Matters. Neither Seller nor any of its directors, officers, employees, agents and affiliates are Sanctioned Persons. Seller and its directors, officers, employees, agents and affiliates are in compliance, and shall remain in compliance with, all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administrated by the Office of Foreign Assets Control, and Department of the Treasury. As used in this Agreement, (i) “Sanctioned Person” shall mean at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) an Affiliate of any such Person described in the foregoing clauses (a) or (b), (ii) “Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, and (iii) “Sanctioned Country” shall mean at any time, a country, region or territory which is itself the subject or target of any Sanctions.

(m)	Disclaimer of Representations and Warranties by Seller; As-Is.

(i)	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN: (A) PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE ASSIGNED RIGHTS OR FUTURE PERFORMANCE OF THE INTERESTS OR WARRANT AND ALL RIGHTS RELATING THERETO (THE “ASSIGNED RIGHTS”), INCLUDING, WITHOUT LIMITATION THE NATURE, ACCURACY, COMPLETENESS, ENFORCEABILITY OR VALIDITY OF ANY OF THE LLC AGREEMENT, WARRANT, ANY ANCILLARY AGREEMENTS WITH RESPECT TO THE LLC AGREEMENT OR THE WARRANT, OR ANY INFORMATION OR DOCUMENTS MADE AVAILABLE TO PURCHASER OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS IN CONNECTION WITH THIS AGREEMENT; AND (B) PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE ASSIGNED RIGHTS, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.

(ii)	PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS SET FORTH HEREIN, THE SALE OF THE ASSIGNED RIGHTS AS PROVIDED FOR HEREIN IS MADE WITHOUT RECOURSE ON AN “AS IS”, “WHERE IS” CONDITION AND BASIS WITH ALL FAULTS.

5.	Representations of Purchaser. In connection with the transactions contemplated hereby, Purchaser represents and warrants to Seller as of the date hereof and as of the Closing, that:

(a)	Validly Existing. Purchaser is validly existing and in good standing under the laws of its jurisdiction of formation or organization.

(b)	Authorization. Purchaser has all requisite power and authority to enter into this Agreement and the other documents to be delivered by Purchaser pursuant to Section 7 and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the other documents to be delivered by Purchaser pursuant to Section 7, and the performance of the obligations by Purchaser contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser, and no further action is required on the part of Purchaser to authorize the execution and delivery by Purchaser of this Agreement and the other documents to be delivered by Purchaser pursuant to Section 7 or the performance of the obligations contemplated by Purchaser hereby and thereby. This Agreement and the other documents to be delivered by Purchaser pursuant to Section 7 have been duly executed and delivered by Purchaser and constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and (iii) general principles of equity.

(c)	No Conflict. Purchaser’s execution, delivery and performance of this Agreement does not (i) violate Purchaser’s certificate of formation, operating agreement or other organizational documents, or (ii) breach, conflict with or cause a default under any material agreement, instrument, order, judgment, decree, law or governmental regulation by which Purchaser is bound.

(d)	No Registration. Purchaser understands that the Interests and Warrant have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Seller’s representations as expressed herein or otherwise made pursuant hereto.

(e)	Investment Intent. Purchaser is acquiring the Interests and Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Interests and Warrant.

(f)	Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

(g)	Sophistication. Purchaser is a sophisticated purchaser with respect to the Interests and Warrant and has knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such purchase and is aware of and has considered the financial risks of purchasing and holding the Interests and Warrant on the terms set forth in this Agreement. Purchaser has independently and without reliance on Seller, and based on such information as Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(h)	No Litigation. There is no action, suit, arbitration, claim, proceeding or investigation pending or, to Purchaser’s knowledge, threatened that questions (i) the validity of this Agreement, or (ii) the right of Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(i)	Brokers or Finders. Purchaser has not engaged any brokers, finders or other agents in connection with purchase of the Interests and Warrant contemplated by this Agreement.

(j)	Compliance Matters. Neither Purchaser nor any of its directors, officers, employees, agents and affiliates are Sanctioned Persons or Prohibited Transferees. Purchaser and its directors, officers, employees, agents and affiliates are in compliance, and shall remain in compliance with, all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA Patriot Act, and other authorizing statutes, executive orders and regulations administrated by the Office of Foreign Assets Control, and Department of the Treasury.

(k)	No Other Representations. Except as expressly set forth in Section 5 of this Agreement, neither Purchaser nor any of its agents, employees or representatives have made, nor are any of them making, any representation or warranty, written or oral, or express or implied. Purchaser expressly acknowledges and agrees that neither Purchaser nor any of its agents, employees or representatives is relying on any other representation or warranty of Seller or any of its agents, employees or representatives other than as set forth in Section 4 of this Agreement.

6.	Representations of Broad Street. In connection with the transactions contemplated hereby, Broad Street represents and warrants to Seller and Purchaser as of the date hereof and as of the Closing, that:

(a)	Validly Existing. Broad Street is validly existing and in good standing under the laws of its jurisdiction of formation or organization.

(b)	Authorization. Broad Street has all requisite power and authority to enter into this Agreement and the other documents to be delivered by Broad Street pursuant to Section 7 and Section 8 and to consummate the transactions contemplated hereby. The execution and delivery by Broad Street of this Agreement and the other documents to be delivered by Broad Street pursuant to Section 7 and Section 8, and the performance of the obligations by Broad Street contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Broad Street, and no further action is required on the part of Broad Street to authorize the execution and delivery by Broad Street of this Agreement and the other documents to be delivered by Broad Street pursuant to Section 7 and Section 8 or the performance of the obligations contemplated by Purchaser hereby and thereby. This Agreement and the other documents to be delivered by Broad Street pursuant to Section 7 and Section 8 have been duly executed and delivered by Broad Street and constitute the valid and binding obligations of Broad Street, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief or other equitable remedies and (iii) general principles of equity.

(c)	No Conflict. Broad Street’s execution, delivery and performance of this Agreement does not (i) violate Broad Street’s certificate of incorporation or bylaws, or (ii) breach, conflict with or cause a default under any material agreement, instrument, order, judgment, decree, law or governmental regulation by which Broad Street is bound.

(d)	Compliance with Transfer Provisions. Broad Street has complied with, and has performed, or will have complied and performed on or before the Closing, in each case in all material respects, all obligations required to be complied with or performed by it under the LLC Agreement, if any, in order to permit the transfer of the Interests and Warrant being sold by Seller from Seller to the Purchaser.

(e)	Distributions. As of the date hereof, the Company has paid all Current Preferred Returns due and payable on the Interests.

7.	Conditions to Seller’s Obligations at Closing. The obligations of Preferred Membership Interest Seller to sell the Interests and of Warrant Seller to seller the Warrant to Purchaser at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions (collectively, the “Seller’s Conditions”), unless otherwise waived:

(a)	Representations and Warranties. The representations and warranties of Purchaser contained in Section 5 of this Agreement shall be true and correct in all respects as of the Closing.

(b)	Performance. Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Purchaser on or before the Closing.

(c)	Delivery of Purchase Price. Purchaser shall have paid the Purchase Price.

(d)	Broad Street Waiver and Release. Seller shall have received from Broad Street a written waiver and release in the form attached hereto as Exhibit E (the “Broad Street Waiver and Release”).

(e)	Warrant. Each of Purchaser and Broad Street shall have executed and delivered the Warrant Assignment Agreement in the form attached hereto as Exhibit B (the “Warrant Assignment Agreement”).

(f)	Interests. Each of Purchaser and Broad Street shall have executed and delivered the Interest Assignment Agreement in the form attached hereto as Exhibit C (the “Interest Assignment Agreement”).

(g)	Registration Rights Agreement, Governance Agreement and Cash Flow Pledge Agreement. Each of Purchaser and Broad Street shall have executed and delivered the Registration Rights Assignment Agreement, Governance Assignment Agreement and Cash Flow Pledge Assignment Agreement in the form attached hereto as Exhibit D (the “Registration Rights, Governance and Cash Flow Pledge Assignment Agreement”).

(h)	Broad Street Consent. Broad Street shall not have rescinded the Broad Street Consent as set forth in Section 17(q) hereof.

(i)	Restricted Party Screening Form. Seller shall have confirmed that Purchaser (or its permitted assignee) satisfies Seller’s firm-standard KYC/OFAC/AML searches, based on submission by Purchaser (or its assignee) of a completed and executed Restricted Party Screening Form (Transaction Counterparties) in the form of Exhibit G attached hereto, together with all documentation required to be delivered pursuant thereto as detailed therein (the “Restricted Party Screening Form”, and the foregoing condition, the “Restricted Party Condition”). In connection with the Restricted Party Condition, Purchaser covenants and agrees that it, or its permitted assignee, as applicable, shall deliver to Seller, no later than fifteen (15) business days prior to Closing, the completed and executed Restricted Party Screening Form.

(j)	Midtown Row Senior Consent. Midtown Row Senior Lender shall have delivered the Midtown Row Senior Consent.

8.	Conditions to Purchaser’s Obligations at Closing. The obligations of Purchaser to purchase the Interests and Warrant at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions (collectively, the “Purchaser’s Conditions”), unless otherwise waived (provided that the condition in Section 8(k) may be waived only by Broad Street):

(a)	Representations and Warranties. The representations and warranties of Seller contained in Section 4 of this Agreement shall be true and correct in all respects as of the Closing.

(b)	Performance. Seller shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller on or before the Closing.

(c)	Warrant. Each of Warrant Seller and Broad Street shall have executed and delivered the Warrant Assignment Agreement.

(d)	Replacement Warrant. Broad Street shall have issued the replacement Warrant in Purchaser’s name (the “Replacement Warrant”).

(e)	Interests. Each of Preferred Membership Interest Seller and Broad Street shall have executed and delivered the Interest Assignment Agreement.

(f)	Registration Rights Governance and Cash Flow Pledge Assignment Agreement. Each of Seller and Broad Street shall have executed and delivered the Registration Rights, Governance and Cash Flow Pledge Assignment Agreement.

(g)	Resignation of Seller’s Director and Board Observer. Preferred Membership Interest Seller shall have delivered resignations from its designees who are serving as a director on the Board of Directors of Broad Street and as a Board Observer to Broad Street.

(h)	Warrant. Warrant Seller shall not have exercised the Warrant prior to the Closing.

(i)	IRS Form W-9. Each of Preferred Membership Interest Seller and Warrant Seller shall deliver to Purchaser a duly completed and executed Internal Revenue Service Form W-9 dated as of the current tax year with respect to Preferred Membership Interest Seller and Warrant Seller, as applicable.

(j)	Midtown Row Senior Consent. Provided that each of Broad Street and Purchaser has satisfied the Midtown Row Senior Consent Covenant as set forth in Section 17(r) hereof, Midtown Row Senior Lender shall have delivered the Midtown Row Senior Consent.

(k)	Fortress Waiver and Release. Seller shall have executed and delivered to Broad Street the Fortress Waiver and Release.

9.	Covenants of Preferred Membership Interest Seller and Warrant Seller. During the period from the date hereof to the Closing Date, Preferred Membership Interest Seller and Warrant Seller, as applicable, shall not, without Purchaser’s prior written consent, agree to or consent to (i) any written amendment to the LLC Agreement, the terms of the Interests or the Warrant, (ii) any written waiver of any covenant in the LLC Agreement, provided, however, that the foregoing shall not restrict Preferred Membership Interest Seller from permitting Broad Street to use the funds on deposit in the Company Holding Account or Supplemental Cash Account to pay the Current Preferred Return when due and payable prior to Closing, or (iii) any request for consent by Preferred Membership Interest Seller, as Preferred Member under the LLC Agreement, or by Warrant Seller, as holder under the Warrant.

10.	Termination of Agreement.

(a)	This Agreement may be terminated prior to the Closing as follows:

(i)	by mutual written agreement of the parties to this Agreement;

(ii)	by the Seller, upon written notice to Purchaser, if:

(A)	the Seller’s Conditions have not been satisfied or waived by the Seller on or prior to the Closing Date, or

(B)	Purchaser materially breaches or defaults in the performance of any of its covenants or agreements contained in this Agreement or under the Note Sale and Assignment Agreement, which material breach or default, after the giving of written notice of such material breach or default in performance to the Purchaser by the Seller, either (1) cannot be cured or (2) has not been waived in writing by the Seller or cured by three (3) business days after the delivery of such notice; provided that the foregoing cure period shall not apply to Purchaser’s failure to timely pay the Purchase Price on the Closing Date; or

(iii)	by the Purchaser, upon written notice to Seller, if:

(A)	the Purchaser’s Conditions have not been satisfied or waived by the Purchaser on or prior to the Closing Date; or

(B)	Seller materially breaches or defaults in the performance of any of its covenants or agreements contained in this Agreement or under the Note Sale and Assignment Agreement, which material breach or default, after the giving of written notice of such material breach or default in performance to Seller by the Purchaser, either (1) cannot be cured or (2) has not been waived in writing by the Purchaser or cured by three (3) business days after the delivery of such notice.

(b)	Effect of Termination; Remedies. In the event of the termination of this Agreement pursuant to Section 10(a), the Deposit shall be disbursed in accordance with Section 2(b) hereof and all rights and obligations of the parties under this Agreement shall terminate and become void, and none the parties nor any other person shall have any liability hereunder, except as expressly provided herein. Notwithstanding the foregoing, this Section 10(b), and such of the defined terms set forth herein as are necessary to give context to such section, shall survive any termination of this Agreement and remain in full force and effect.

11.	Distributions. Preferred Membership Interest Seller shall be entitled to receive and retain all Distributions under the LLC Agreement of the Current Preferred Return payable prior to the Closing Date without any adjustment to the Purchase Price, including to the extent the Closing is extended in accordance with Section 3, for the Distribution Period payable on March 1, 2025. Notwithstanding the foregoing or anything to the contrary contained herein, (a) if at any time after the date hereof, Seller receives a Distribution under the LLC Agreement of Net Capital Proceeds following the occurrence of a Capital Event (such Distribution, a “Capital Event Distribution”), then Seller shall be entitled to retain such Capital Event Distribution, but if the Closing occurs, the Purchase Price shall be reduced in the amount of such Capital Event Distribution, and (b) in the event that Seller does not receive payment of the Current Preferred Return at any time after the Effective Date when due and payable, then the Purchase Price shall be increased by the amount of such due but unpaid Current Return that is not received by Seller.

12.	Seller’s Indemnities. Subject to Section 14, Seller agrees to indemnify and hold harmless Purchaser, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives and attorneys, from and against any and all loss, liability, claim, damage and expense whatsoever (including reasonable, out-of-pocket attorneys’ fees and costs) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (a) the inaccuracy of any of Seller’s representations or warranties herein, (b) the breach of any of Seller’s covenants or other obligations in this Agreement, or (c) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed directly against either Purchaser or Seller or as a result of an agreement entered into by Seller. Any indemnification payment pursuant to this Section 12 shall be treated for tax purposes as an adjustment to the Purchase Price, to the extent permitted under applicable law.

13.	Purchaser’s Indemnities. Subject to Section 14, Purchaser agrees to indemnify and hold harmless Seller, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives and attorneys, from and against any and all loss, liability, claim, damage and expense whatsoever (including reasonable, out-of-pocket attorneys’ fees and costs) directly or indirectly arising out of, based upon, resulting from or otherwise relating to (a) the inaccuracy of any of Purchaser’s representations or warranties herein, (b) the breach of any of Purchaser’s covenants or other obligations in this Agreement, or (c) any commissions, finder’s fees or similar fees due or claimed by any broker, agent or salesperson claimed directly against either Seller or Purchaser or as a result of an agreement entered into by Purchaser. Any indemnification payment pursuant to this Section 13 shall be treated for tax purposes as an adjustment to the Purchase Price, to the extent permitted under applicable law.

14.	Indemnity Procedures. Notwithstanding anything to the contrary, the maximum amount payable by Seller in respect of claims made by an indemnified party pursuant to Section 12 shall not exceed, in the aggregate, the Purchase Price paid to Seller for the Interests and the Warrant (the “Cap”). Notwithstanding anything to the contrary, the maximum amount payable by the Purchaser in respect of claims made by an indemnified party pursuant to Section 13 shall not exceed, in the aggregate, the Cap. Each Party shall notify the other if it expects to incur any loss that would be subject to indemnification pursuant to Section 12 or Section 13, as applicable, and the Parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate such losses. Any indemnification payment pursuant to Section 12 or Section 13, as applicable, shall be treated for tax purposes as an adjustment to the Purchase Price to the extent such characterization is proper and permissible under relevant tax law and regulations.

15.	Survival of Representations and Warranties. Notwithstanding anything in this Agreement to the contrary, the representations, warranties, covenants and indemnities of the parties contained herein shall survive the Closing and shall continue in full force and effect for a period of nine (9) months after the Closing.

16.	Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered (i) personally, (ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or (iv) sent via email to the recipient (with no “bounce back” or similar undelivered message), provided that any such email shall be deemed delivered (x) on the date of transmission in the delivering party’s local time zone, if such transmission is completed on a Business Day (as defined below), and (y) on the next Business Day following the date of transmission in the delivering party’s local time zone, if such transmission is completed on a day that is not a Business Day. Such notices, demands and other communications will be sent to the address indicated below:

To Seller:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: David Moson
Email: ***************

and to:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: General Counsel, Credit
Email: ***************

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attn: Rachel Brown, P.C.
Email: ***************

and to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: David Perechocky
Email: ***************

To Purchaser:

FMC Operating Partnership LP
4145 Powell Road, Suite C
Powell, Ohio 43065
Attn: Dustin A. Frazier, Chief Operating Officer
Email: ***************

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW, Suite 500 West
Washington, D.C. 20037
Attn: Greg Cope
Email: ***************

To Broad Street:

Broad Street Realty, Inc.
11911 Freedom Drive
Suite 450
Reston, VA 20190
Attn: Michael Z. Jacoby, Chairman and Chief Executive Officer
Email: ***************

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2100 L Street, NW

Suite 900

Washington, D.C. 20037

Attention: David P. Slotkin; Andrew P. Campbell

Email: ***************; ***************

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. “Business Day” for purposes of this Section 16 shall mean any day other than a Saturday, Sunday or other day on which banks in Delaware are authorized or required by law to close.

17.	Miscellaneous.

(a)	Survival of Agreement. The provisions of this Agreement shall not be merged into the execution and delivery of any documents at Closing, and shall survive the Closing to the extent set forth in Section 15 hereof.

(b)	Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

(c)	Complete Agreement. This Agreement, together with the Note Sale and Assignment Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof.

(d)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(e)	Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(f)	No Third Party Beneficiaries or Other Rights. No provision of this Agreement shall confer upon any person or other entity, other than the parties hereto and their permitted assigns, any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages in respect of any breach of this Agreement from, any Non-Recourse Party.

(g)	Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles. All legal or administrative proceeding, suit, investigation, arbitration or action (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 17(g) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 17(g) and shall not be deemed to confer rights on any person or entity other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 16 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(h)	Mutuality of Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(i)	Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)	Amendment and Waiver. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

(k)	Extension of Time, Waiver, Etc. Seller and Purchaser may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (ii) extend the time for the performance of any of the obligations or acts of the other party or (iii) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by Seller or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(l)	Further Assurances. Each of Seller and Purchaser shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

(m)	Confidentiality. Each of Seller and Purchaser agrees that, without the prior written consent of the other party, it will not disclose the existence or contents of this Agreement to any person or entity, except that any party may make any such disclosure (i) to the extent it determines in good faith that it is required to do so by any law, regulation, legal process, contractual obligation in existence as of the date of this Agreement or any other legal obligation imposed by a governmental or self-regulatory authority, (ii) to any banking, regulatory, self-regulatory or examining authority having or asserting jurisdiction over it or any of its affiliates, (iii) to its affiliates and its and its affiliates’ respective employees, professional advisors, auditors, potential investors and investors subject to confidentiality obligations and banks and other financing sources (provided that each such person or entity shall be instructed to keep such disclosed information confidential on the same terms as provided in this Agreement), (iv) to the extent necessary to effectuate the transfer of the Interests and Warrant as contemplated by this Agreement, including, without limitation, to Broad Street and its affiliates and any other third party necessary in order to consummate the transactions contemplated hereby, or (v) to enforce its rights hereunder.

(n)	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)	Expenses. Each of Seller and Purchaser acknowledges and agrees that expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that all recording or filing fees, transfer taxes, documentary taxes or other costs necessitated by the sale of the Interests and Warrant pursuant to this Agreement shall be paid solely by Purchaser.

(p)	Time of Essence. All parties hereto agree that time is of the essence with respect to this Agreement.

(q)	Broad Street Consent. Broad Street hereby approves and consents to the consummation of the transactions contemplated by this Agreement (such approval and consent, the “Broad Street Consent”) and hereby covenants and agrees not to revoke the Broad Street Consent prior to the Closing hereunder. In connection with the Broad Street Consent, Broad Street shall deliver to Seller on the Closing Date a duly executed copy of the Broad Street Waiver and Release, dated as of the Closing Date, and hereby waives any approval rights it may have pursuant to the LLC Agreement and the Warrant with respect to the consummation of the transactions contemplated hereby, including, without limitation, the rights set forth in Section 9.2 of the LLC Agreement with respect to the transfer of the Preferred Membership Interests, and Section 12 of the Warrant with respect to the assignment of the Warrant. Broad Street acknowledges and agrees that nothing contained in this Agreement shall constitute either a waiver or a release of any circumstance, right or remedy of Seller, or Purchaser following Closing, under any of the LLC Agreement, the Warrant, the Investment Agreement, the Governance Agreement, or the Registration Rights Agreement, or constitute a course of dealing between either Preferred Membership Interest Seller or Warrant Seller, and Purchaser following Closing, and Broad Street or Common Member, and each of Preferred Membership Interest Seller and Warrant Seller, and Purchaser following Closing, expressly reserves all of its rights, powers and remedies provided for in the LLC Agreement, the Investment Agreement, the Governance Agreement, the Registration Rights Agreement and at law or in equity. Broad Street shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be deemed reasonably necessary or appropriate by Seller to effectuate fully the provisions of this Agreement at Closing, including, without limitation, to re-affirm the Broad Street Consent. At the Closing hereunder, Seller shall deliver to Broad Street a written waiver and release in the form attached hereto as Exhibit F (the “Fortress Waiver and Release”).

(r)	Midtown Row Senior Consent. Each of Preferred Membership Interest Seller, Purchaser and Broad Street acknowledge that consent to the consummation of the transactions contemplated hereby will be required from American General Life Insurance Company and The Variable Annuity Life Insurance Company, as senior lender under the Midtown Row Mortgage Loan (the “Midtown Row Senior Lender”), pursuant to the terms and conditions of the Midtown Row Mortgage Loan Documents (such consent, the “Midtown Row Senior Consent”). No later than three (3) business days following the date hereof, Broad Street shall deliver to Midtown Row Senior Lender a written request for the Midtown Row Senior Consent in accordance with the requirements of the Midtown Row Mortgage Documents (the “Midtown Row Senior Consent Request”). Each of Broad Street and Purchaser shall cooperate and use commercially reasonable efforts to satisfy any and all requests for information required by the Midtown Row Senior Lender in connection with the Midtown Row Senior Consent and Preferred Membership Interest Seller shall use commercially reasonable efforts to assist Broad Street and Purchaser in connection with their pursuit of the Midtown Row Senior Consent; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, none of the parties hereto shall be required to commence or threaten litigation against Midtown Row Senior Lender in connection therewith (the foregoing obligations, the “Midtown Row Senior Consent Covenant”).

(s)	Recognition Agreements. Preferred Membership Interest Seller acknowledges that in connection with the Closing hereunder Purchaser may desire to enter into new recognition agreements in form substantially similar to the Recognition Agreements currently in effect with respect to the Mortgage Loans (such new recognition agreements, “Replacement Recognition Agreements”). Broad Street and Preferred Membership Interest Seller shall reasonably cooperate in good faith with Purchaser in connection with their pursuit of such Replacement Recognition Agreements (the “Replacement Recognition Agreement Covenant”), provided, however, that Purchaser acknowledges and agrees that Preferred Membership Interest Seller shall be deemed to have satisfied the Replacement Recognition Agreement Covenant solely by facilitating introductions between Purchaser and each lender under the Mortgage Loans for purposes of pursuing such Replacement Recognition Agreements. Purchaser shall keep Preferred Membership Interest Seller reasonably apprised as to the status of any such Replacement Recognition Agreements. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser acknowledges and agrees that the delivery of any such Replacement Recognition Agreements shall not be a condition precedent to Purchaser’s obligation to consummate the transactions contemplated hereby.

(t)	Deposit Account Control Agreement. Preferred Membership Interest Seller acknowledges that Purchaser may desire to take assignment of the Deposit Account Control Agreement in connection with the Closing hereunder, which assignment will require the prior written consent of Account Bank. Preferred Membership Interest Seller shall reasonably cooperate in good faith to facilitate introductions between Purchaser and Account Bank for purposes of pursuing such consent from Account Bank. In the event that Account Bank consents to such assignment, then Preferred Membership Interest Seller shall deliver to Purchaser an assignment of the Deposit Account Control Agreement in form and substance reasonably acceptable to Preferred Membership Interest Seller and Purchaser (the “DACA Assignment”), which DACA Assignment shall provide that Preferred Membership Interest Seller is assigning its interests in the Deposit Account Control Agreement to Purchaser on an “as-is” basis, without representation or warranty. In the event that Account Bank rejects such request for consent, or fails to provide such consent on the date that is three (3) business days prior to the Closing Date, then Preferred Membership Interest Seller, at Purchaser’s request, shall deliver a termination of the DACA to Account Bank promptly following Closing. Purchaser shall keep Preferred Membership Interest Seller reasonably apprised as to the status of the DACA Assignment. Notwithstanding the foregoing or anything to the contrary contained herein, Purchaser acknowledges and agrees that the delivery of the DACA Assignment shall not be a condition precedent to Purchaser’s obligation to consummate the transactions contemplated hereby.

(u)	Release of Seller. Purchaser hereby releases and forever discharges Seller, its agents, servants, directors, managers, members, principals, officers, employees, servicers, attorneys, successors, assigns and affiliates (all such persons being collectively referred to as “Related Persons”), of and from any and all causes of action, claims, demands and remedies of whatever kind and nature that Purchaser has or may in the future have against Seller or any Affiliate of Seller, and in any manner on account of, arising out of or related to the Interests and the Warrant purchased and the rights assigned hereunder except for claims or causes of action arising by reason of Seller’s breach of this Agreement (collectively, the “Released Matters”). It is the intention of Purchaser that the foregoing general release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in connection with the Released Matters. Notwithstanding the foregoing or anything to the contrary contained herein, the foregoing general release shall not apply to any representations, warranties, covenants, or indemnities of Seller that expressly survive Closing pursuant to the terms of this Agreement, subject in any event to Section 14 hereof, or any other obligations of Seller under this Agreement. This Section 17(u) shall survive the Closing hereunder.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PREFERRED MEMBERSHIP INTEREST SELLER:

CF FLYER PE INVESTOR LLC, a Delaware limited liability company

By:	/s/ Leigh M. Grimner
	Name:	Leigh M. Grimner
	Title:	Deputy Chief Financial Officer

WARRANT SELLER:

CF FLYER PE MEZZ HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Leigh M. Grimner
	Name:	Leigh M. Grimner
	Title:	Deputy Chief Financial Officer

[Signature Page to Preferred Membership Interest and Warrant Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PURCHASER:

FMC BRST PREFERRED LLC, a Delaware limited liability company

By:	/s/ Ronald E. Silva
	Name:	Ronald E. Silva
	Title:	President and Chief Executive Officer

[Signature Page to Preferred Membership Interest and Warrant Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

For purposes of Sections 2(b)(iv), 6, 7(d), 7(e), 7(f), 7(g), 7(h), 8(c) 8(d), 8(e), 8(f), 17(q), 17(r) and 17(s) of this Agreement:

BROAD STREET:

BROAD STREET REALTY, INC., a Delaware corporation

By:	/s/ Michael Z. Jacoby
	Name:	Michael Z. Jacoby
	Title:	Chief Executive Officer

[Signature Page to Preferred Membership Interest and Warrant Purchase Agreement]

Exhibit A

form of escrow holdback agreement

[Attached]

A-1

Exhibit B

FORM OF WARRANT assignment agreement

This Warrant Assignment Agreement (this “Agreement”) dated as of January 31, 2025, is entered into by and between CF FLYER MEZZ HOLDINGS LLC, a Delaware limited liability company (“Assignor”), and FMC BRST PREFERRED LLC, a Delaware limited liability company (“Assignee”). Unless otherwise specified, capitalized terms used and not defined herein have the meanings set forth in the Preferred Membership Interest and Warrant Purchase Agreement (as defined below).

RECITALS

WHEREAS, Broad Street Realty, Inc., a Delaware corporation (“Broad Street”), and CF Flyer PE Investor LLC, a Delaware limited liability company (“Preferred Membership Interest Seller”), have previously entered into a Warrant to Purchase Common Stock, dated as of November 22, 2022, as assigned by Preferred Membership Interest Seller to Assignor pursuant to that certain Instruction of Assignment, dated as of December 15, 2022 (as amended, the “Warrant Agreement”); and

WHEREAS, Assignor, Assignee and Broad Street entered into that certain Preferred Membership Interest and Warrant Purchase Agreement dated as of January 31, 2025 (the “Preferred Membership Interest and Warrant Purchase Agreement”); and

WHEREAS, the Preferred Membership Interest and Warrant Purchase Agreement provides for the sale, assignment and transfer by Assignor to Assignee of the warrant to purchase 2,560,000 shares of common stock of Broad Street as set forth in the Warrant Agreement (as amended, the “Warrant”), including all rights and obligations of Assignor under and pursuant to the Warrant.

NOW, THEREFORE, in exchange for the Purchase Price set forth in the Preferred Membership Interest and Warrant Purchase Agreement and such other good and valuable consideration as provided in the Preferred Membership Interest and Warrant Purchase Agreement:

1.               Assignment and Assumption. Assignor hereby conveys, transfers and assigns all of Assignor’s right, title and interest, and except as set forth in the Preferred Membership Interest and Warrant Purchase Agreement and any documents delivered in connection therewith, without recourse, in, to and under the Warrant, and Assignee hereby accepts such transfer and assignment of the Warrant.

2.               Assignment and Assumption of Warrant Agreement. Following the closing of the transactions contemplated by the Preferred Membership Interest and Warrant Purchase Agreement, Assignee hereby assumes the rights of Assignor under the Warrant Agreement and agrees to be bound by the terms and provisions of the Warrant Agreement.

3.               Subject to such other additional provisions, limitations, disclaimers, waivers, representation and warranties and qualifications as may be further set forth in the Preferred Membership Interest and Warrant Purchase Agreement, such transfer is made on an “AS IS”, “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE AND WITHOUT RECOURSE, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE.

4.               Without in any way limiting the generality of the foregoing, with respect to the Warrant, together with any and all related documentation, if any, Assignor hereby disclaims and disavows any express or implied warranty of merchantability and any express or implied warranty of fitness for a particular purpose.

5.               Replacement Warrant. Upon the delivery to Assignee of this Agreement and the new Warrant in the name of Assignee (delivered in accordance with Section 12 of the Warrant Agreement), and except as set forth in the Preferred Membership Interest and Warrant Purchase Agreement and any documents delivered in connection therewith, without recourse except as expressly provided in the Preferred Membership Interest and Warrant Purchase Agreement, the assignment of the Warrant will occur automatically, at which time Assignee will be entitled to exercise all rights and powers previously granted to Assignor under the Warrant Agreement.

6.               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.               Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

8.               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

9.               Further Assurances. Each of Assignor and Assignee shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

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ASSIGNOR:

CF FLYER MEZZ HOLDINGS LLC

By:
Name:
Title:

ASSIGNEE:

FMC BRST PREFERRED LLC

By:
Name:
Title:

CONSENT, WAIVER AND ACCEPTANCE

The undersigned hereby consents to the assignment and waives any and all of its rights with respect to the sale, assignment and transfer of the Warrant under that certain Warrant to Purchase Common Stock, dated as of November 22, 2022, by and between Broad Street Realty, Inc. a Delaware corporation (“Broad Street”) and CF Flyer PE Investor LLC, a Delaware limited liability company (as amended, the “Warrant Agreement”).

Broad Street hereby consents to the assignment under this Warrant Assignment Agreement, and hereby agrees to recognize and does accept FMC BRST Preferred LLC as Holder under the Warrant and Holder under that Warrant Agreement and other related documents with all rights, privileges, interests and obligations of Holder thereunder.

BROAD STREET REALTY, INC.

By:
Name:
Title:

Exhibit C

FORM OF INTERESTS ASSIGNMENT AGREEMENT

This Preferred Membership Interest Assignment Agreement dated as of January 31, 2025 (this “Agreement”), is entered into by and between CF FLYER PE INVESTOR LLC, a Delaware limited liability company (“Assignor”), and FMC BRST PREFERRED LLC, a Delaware limited liability company (“Assignee”). Unless otherwise specified, capitalized terms used and not defined herein have the meanings set forth in the Preferred Membership Interest and Warrant Purchase Agreement (as defined below).

RECITALS

WHEREAS, Assignor, Broad Street Operating Partnership, LP, a Delaware limited partnership (“Common Member”), and the Independent Manager have previously entered into that certain Amended and Restated Limited Liability Company Agreement of Broad Street Eagles JV LLC (the “Company”), dated as of November 22, 2022 (the “LLC Agreement”); and

WHEREAS, Assignor, Assignee and Broad Street have previously entered into that certain Preferred Membership Interest and Warrant Purchase Agreement dated as of January 31, 2025 (the “Preferred Membership Interest and Warrant Purchase Agreement”); and

WHEREAS, the Preferred Membership Interest and Warrant Purchase Agreement provides for the sale, assignment and transfer by Assignor to Assignee of 100% of Assignor’s Preferred Membership Interest of the Company, including all rights and obligations of Assignor as Preferred Member under the LLC Agreement including, without limitation, such rights relating to the Company Holding Account, Reserves and Excess Cash Flow Account (each as defined in the LLC Agreement) (the “Interests”).

NOW, THEREFORE, in exchange for the Purchase Price set forth in the Preferred Membership Interest and Warrant Purchase Agreement and such other good and valuable consideration as provided in the Preferred Membership Interest and Warrant Purchase Agreement:

1.               Assignment and Assumption. Assignor hereby conveys, transfers and assigns all of Assignor’s right, title and interest, and except as set forth in the Preferred Membership Interest and Warrant Purchase Agreement and any documents delivered in connection therewith, without recourse, in, to and under the Interests, and Assignee hereby accepts such transfer and assignment of the Interests..

2.               Effectiveness. Upon the execution by Assignor and Assignee of this Agreement and the execution by Common Member of the Consent, Waiver and Acceptance attached hereto as Annex A, the assignment of the Interests will occur automatically, at which time Assignee will be entitled to exercise all rights and powers previously granted to Assignor as Preferred Member under the LLC Agreement and holder of the Interests.

3.               Resignation and Joinder. Concurrent with the effectiveness of this agreement as described in Section 2 herein:

(a)               Assignor hereby resigns as Preferred Member under the LLC Agreement and withdraws from the Company; and

(b)               Assignee, pursuant to and in accordance with Article IX of the LLC Agreement, hereby acknowledges that it has received and reviewed a complete copy of the LLC Agreement and agrees that upon execution of this Agreement, Assignee shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms, and conditions of the LLC Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, the Preferred Member for all purposes thereof and entitled to all the rights incidental thereto.

4.               Subject to such other additional provisions, limitations, disclaimers, waivers, representation and warranties and qualifications as may be further set forth in the Preferred Membership Interest and Warrant Purchase Agreement, such transfer is made on an “AS IS”, “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE AND WITHOUT RECOURSE, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE.

5.               Without in any way limiting the generality of the foregoing, with respect to the Interests, together with any and all related documentation, if any, Assignor hereby disclaims and disavows any express or implied warranty of merchantability and any express or implied warranty of fitness for a particular purpose.

6.               Payments. Assignee is entitled to any and all rights, benefits, interests, payments or proceeds attributable to the Interests that may after the date hereof be paid to Assignor. If Assignor receives any such rights, benefits, interests, proceeds or payments after the date hereof, it shall promptly remit them to Assignee at its address set forth in Section 17 of the Preferred Membership Interest and Warrant Purchase Agreement.

7.               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.               Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

10.             Further Assurances. Each of Assignor and Assignee shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

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ASSIGNOR:

CF FLYER PE INVESTOR LLC

By:
Name:
Title:

ASSIGNEE:

FMC BRST PREFERRED LLC

By:
Name:
Title:

Annex A

CONSENT, WAIVER AND ACCEPTANCE

The undersigned hereby consents to this Agreement and the transactions contemplated hereby and waives any and all of its rights under the LLC Agreement with respect to the sale, assignment and transfer of the Interests from Assignor to Assignee.

Common Member hereby acknowledges, agrees to recognize and does accept (i) the resignation of Assignor as Preferred Member under the LLC Agreement and withdrawal from the Company and (ii) the joinder of Assignee as the Preferred Member under the LLC Agreement and pursuant to Section 3 of this Agreement.

Common Member shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

BROAD STREET OPERATING PARTNERSHIP, LP, as Common Member

By:
Name:
Title:

Exhibit D

FORM OF Registration rights ASSIGNMENT Agreement, governance ASSIGNMEnt agreement and cash flow pledge assignment agreement

This Registration Rights Agreement, Governance Agreement and Cash Flow Pledge Agreement Assignment Agreement, dated as of January 31, 2025 (this “Agreement”), is entered into by and among CF FLYER MEZZ HOLDINGS LLC, a Delaware limited liability company (“CF Flyer Mezz Holdings”), CF FLYER PE INVESTOR LLC, a Delaware limited liability company (“CF Flyer PE Investor”), and, together with CF Flyer Mezz Holdings, collectively, “Assignor”), and FMC BRST PREFERRED LLC, a Delaware limited liability company (“Assignee”). Unless otherwise specified, capitalized terms used and not defined herein have the meanings set forth in the Preferred Membership Interest and Warrant Purchase Agreement (as defined below).

RECITALS

WHEREAS, Broad Street Realty, Inc., a Delaware corporation (the “Broad Street”), each of the investors listed on the signature pages under the caption “Fortress Investors” (and each person, if any, who executed a joinder as a “Fortress Investor”) and each person, if any, who executed a joinder as an “Other Investor” have previously entered into that certain registration rights agreement, dated as of November 22, 2022 (the “Registration Rights Agreement”);

WHEREAS, Broad Street, CF Flyer PE Investor, and, solely for purposes of Section 2.5 and Section 4.5, each of the Insider Stockholders (as defined in the Governance Agreement) have previously entered into that certain governance agreement, dated as of November 22, 2022 (the “Governance Agreement”);

WHEREAS, Broad Street Operating Partnership, LP, a Delaware limited partnership, and CF Flyer PE Investor have previously entered into that certain cash flow pledge agreement, dated as of November 22, 2024 (the “Cash Flow Pledge Agreement”); and

WHEREAS, Assignor, Assignee and Broad Street have previously entered into that certain Preferred Membership Interest and Warrant Purchase Agreement dated as of January 31, 2025 (the “Preferred Membership Interest and Warrant Purchase Agreement”).

NOW, THEREFORE, in exchange for the Purchase Price set forth in the Preferred Membership Interest and Warrant Purchase Agreement and such other good and valuable consideration as provided in the Preferred Membership Interest and Warrant Purchase Agreement:

1.               Registration Rights Agreement Assignment and Assumption. Assignor hereby (i) represents and warrants that Assignor is the sole “Fortress Investor” (as defined in the Registration Rights Agreement) and (ii) conveys, transfers and assigns all of Assignor’s rights in, to and under the Registration Rights Agreement (the “RRA Rights”), and Assignee hereby accepts the transfer and assignment of RRA Rights.

2.               Governance Agreement Assignment and Assumption. CF Flyer PE Investor hereby conveys, transfers and assigns all of Assignor’s rights in, to and under the Governance Agreement (the “Governance Rights”), and Assignee hereby accepts such transfer and assignment of the Governance Rights.

3.               Cash Flow Pledge Agreement Assignment and Assumption. CF Flyer PE Investor hereby conveys, transfers and assigns all of Assignor’s rights in, to and under the Cash Flow Pledge Agreement (the “Cash Flow Rights”), and Assignee hereby accepts such transfer and assignment of the Cash Flow Rights.

4.               Subject to such other additional provisions, limitations, disclaimers, waivers, representation and warranties and qualifications as may be further set forth in the Preferred Membership Interest and Warrant Purchase Agreement, such transfer is made on an “AS IS”, “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE, AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE AND WITHOUT RECOURSE, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE.

5.               Without in any way limiting the generality of the foregoing, with respect to the RRA Rights, the Governance Rights and the Cash Flow Rights, together with any and all related documentation, if any, Assignor hereby disclaims and disavows any express or implied warranty of merchantability and any express or implied warranty of fitness for a particular purpose.

6.               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, the Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.               Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

8.               Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

9.               Further Assurances. Each of Assignor and Assignee shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

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ASSIGNOR:

CF FLYER PE INVESTOR LLC

By:
Name:
Title:

CF FLYER MEZZ HOLDINGS LLC

By:
Name:
Title:

ASSIGNEE:

FMC BRST PREFERRED LLC

By:
Name:
Title:

CONSENT, WAIVER AND ACCEPTANCE

The undersigned hereby consents to this Agreement, Assignor’s transfer and assignment of the RRA Rights, Governance Rights and Cash Flow Rights to Assignee and the transactions contemplated hereby and waives any and all of its rights with respect to transactions contemplated hereby.

This Consent, Waiver and Acceptance shall constitute Broad Street’s express prior written consent pursuant to Section 5.7 of the Governance Agreement to Assignor’s transfer and assignment of the Governance Rights to Assignee.

The undersigned shall execute and deliver such reasonable additional documents and instruments and shall take such further action as may be reasonably necessary or appropriate to effectuate fully the provisions of this Agreement.

BROAD STREET REALTY, INC.

By:
Name:
Title:

Exhibit E

FORM OF BROAD STREET WAIVER AND RELEASE

WAIVER AND RELEASE AGREEMENT

THIS WAIVER AND RELEASE (this “Waiver and Release”) is made effective as of [January 31], 2025 (“Effective Date”), by BROAD STREET REALTY, INC., a Delaware corporation (“Broad Street”) in favor of CF FLYER PE INVESTOR LLC, a Delaware limited liability company (“Preferred Member”) and CF FLYER MEZZ HOLDINGS LLC, a Delaware limited liability company (“CF Flyer Mezz”).

RECITALS:

WHEREAS, Broad Street Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Broad Street (“Common Member”), and Preferred Member entered into that certain Amended and Restated Limited Liability Company Agreement of Broad Street Eagles JV LLC dated as of November 22, 2022 (as the same has been and may hereafter be amended, restated, extended, replaced or otherwise modified from time to time, the “Agreement”). Except as otherwise herein expressly provided, all capitalized terms used herein have the meaning assigned to them in the Agreement;

WHEREAS, Preferred Member has entered into that certain Preferred Membership Interest and Warrant Purchase Agreement (as the same may be amended or otherwise modified from time to time, the “Preferred Membership Interest and Warrant Purchase Agreement”), dated as of January 31, 2025, by and among Preferred Member and CF Flyer Mezz, collectively as seller, FMC Operating Partnership LP, a Delaware limited partnership, as purchaser (“Purchaser”) and Broad Street, pursuant to which (i) Preferred Member has agreed to sell, and Purchaser has agreed to purchase, 100% of Preferred Member’s Preferred Membership Interest in the Company, and (ii) CF Flyer Mezz has agreed to sell, and Purchaser has agreed to purchase, 100% of the Warrants of Broad Street held by CF Flyer Mezz as set forth in that certain Warrant to Purchase Common Stock, dated as of November 22, 2022 (as amended, the “Warrant Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Broad Street agrees, on behalf of itself, Common Member and their respective Affiliates, as follows.

1.               Recitals. The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.

2.               Release and Waiver of Claims. By execution of this Waiver, Broad Street acknowledges and confirms that it does not have, and Common Member and their respective Affiliates do not have, any offsets, defenses or claims against either of Preferred Member or CF Flyer Mezz or any of its respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns (“Released Parties”) whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist, or may arise following the date hereof, Broad Street, on behalf of itself, Common Member and their respective Affiliates and their respective successors, assigns, parents, subsidiaries, predecessors, officers, directors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge each of Preferred Member, CF Flyer Mezz, Fortress Investment Group, LLC and the other Released Parties, both present and former (collectively, the “Fortress Affiliates”), of and from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, which Releasors ever had or now have, or may have against Preferred Member, CF Flyer Mezz, Fortress Investment Group, LLC, the other Released Parties and/or Fortress Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, or that may arise in the future, and in any case arising from any acts, omissions, or other events or circumstances existing prior to or following the Effective Date. The terms “Preferred Member” and “CF Flyer Mezz” as used herein shall include, but shall not be limited to, each of its present and former officers, directors, employees, agents and attorneys. Each of the Releasors represents and warrants that the matters released in this Section 2 are not limited to matters which are known or disclosed, and hereby waives any and all claims which it now has or may have following the date hereof, whether such claims are known or unknown. In this connection, each Releasor agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and further agrees, represents and warrants that the release contained in this Section 2 has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown, unanticipated or unsuspected claims.

3.               Broad Street’s Representations and Warranties. Broad Street hereby represents and warrants to Preferred Member and CF Flyer Mezz, as follows:

(a)               Broad Street has all necessary corporate power and authority to execute, deliver this Waiver and Release; the execution, delivery and performance of this Waiver and Release has been duly authorized by all necessary limited partnership action; and this Waiver and Release has been duly and validly executed and delivered by Broad Street and constitutes the legal, valid and binding obligation of Broad Street, enforceable in accordance with its terms; and

(b)               this Waiver and Release (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate in any material respect any applicable law or regulation, or any of the constituent documents of Broad Street, or any order of any Governmental Authority and (iii) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument binding upon Broad Street or any of its assets.

4.               Acknowledgment/Waiver of Legal Counsel. Broad Street represents and warrants that (i) it is represented by legal counsel of its choice, is fully aware of the terms contained in this Waiver and Release and has voluntarily and without coercion or duress of any kind, entered into this Waiver and Release and the documents executed in connection with this Waiver and Release; or (ii) it has knowingly and intentionally waived its right to have legal counsel of its choice review and represent it with respect to the negotiation and preparation of this Waiver and Release.

5.               Governing Law; Waiver of Jury Trial. This Waiver and Release shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law principles. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BROAD STREET HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS WAIVER AND RELEASE AND THAT CERTAIN WAIVER AND RELEASE AGREEMENT DATED AS OF THE DATE HEREOF DELIVERED BY PREFERRED MEMBER AND CF FLYER MEZZ IN FAVOR OF BROAD STREET, WHICH WAIVER IS INFORMED AND VOLUNTARY.

6.               Further Action. Broad Street agrees that if there are any mistakes relating to this Waiver and Release that would cause the release and discharge of any of the Releasors to be defective or less than complete, or if this Waiver and Release is declared unenforceable by a court or arbitrator for any reason, then Broad Street shall execute any and all other instruments and do any and all other things necessary to effectuate a full, final, and complete release of the claims set forth herein.

7.               Supremacy. To the extent of any conflict between the Agreement and this Waiver and Release, this Waiver and Release shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Waiver and Release as of the day and year first herein above written.

BROAD STREET:

BROAD STREET REALTY, INC.

By:
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer

CONSENT AND JOINDER OF GUARANTOR

By its execution hereof, each of Michael Jacoby and Thomas Yockey do hereby join in and consent to this Waiver and Release.

Michael Jacoby, an individual

Thomas Yockey, an individual

Exhibit F

FORM OF fortress WAIVER AND RELEASE

WAIVER AND RELEASE AGREEMENT

THIS WAIVER AND RELEASE (this “Waiver and Release”) is made effective as of [January 31], 2025 (“Effective Date”), by CF FLYER PE INVESTOR LLC, a Delaware limited liability company (“Preferred Member”) and CF FLYER MEZZ HOLDINGS LLC, a Delaware limited liability company (“CF Flyer Mezz”) in favor of BROAD STREET REALTY, INC., a Delaware corporation (“Broad Street”).

RECITALS:

WHEREAS, Broad Street Operating Partnership, LP, a Delaware limited partnership and a subsidiary of Broad Street (“Common Member”), and Preferred Member entered into that certain Amended and Restated Limited Liability Company Agreement of Broad Street Eagles JV LLC dated as of November 22, 2022 (as the same has been and may hereafter be amended, restated, extended, replaced or otherwise modified from time to time, the “Agreement”). Except as otherwise herein expressly provided, all capitalized terms used herein have the meaning assigned to them in the Agreement;

WHEREAS, Preferred Member has entered into that certain Preferred Membership Interest and Warrant Purchase Agreement (as the same may be amended or otherwise modified from time to time, the “Preferred Membership Interest and Warrant Purchase Agreement”), dated as of [____], by and among Preferred Member and CF Flyer Mezz, collectively as seller, FMC Operating Partnership LP, a Delaware limited partnership, as purchaser (“Purchaser”), and Broad Street, pursuant to which (i) Preferred Member has agreed to sell, and Purchaser has agreed to purchase, 100% of Preferred Member’s Preferred Membership Interest in the Company, and (ii) CF Flyer Mezz has agreed to sell, and Purchaser has agreed to purchase, 100% of the Warrants of Broad Street held by CF Flyer Mezz as set forth in that certain Warrant to Purchase Common Stock, dated as of November 22, 2022 (as amended, the “Warrant Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Preferred Member and CF Flyer Mezz agrees, on behalf of itself and its respective Affiliates, as follows.

1.               Recitals. The parties hereto acknowledge and agree that the recitals set forth above are true and correct and are incorporated herein by this reference; provided, however, that such recitals shall not be deemed to modify the express provisions hereinafter set forth.

2.               Release and Waiver of Claims. By execution of this Waiver, each of Preferred Member and CF Flyer Mezz acknowledges and confirms that it does not have and their respective Affiliates do not have, any offsets, defenses or claims against Broad Street or any of its respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns (“Released Parties”) whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist, or may arise following the date hereof, each of Preferred Member and CF Flyer Mezz and their respective Affiliates and their respective successors, assigns, parents, subsidiaries, predecessors, officers, directors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge Broad Street and the other Released Parties, both present and former (collectively, the “Broad Street Affiliates”), of and from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, which Releasors ever had or now have, or may have against Broad Street, the other Released Parties and/or Broad Street Affiliates, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, or that may arise in the future, and in any case arising from any acts, omissions, or other events or circumstances existing prior to or following the Effective Date. The term “Broad Street” as used herein shall include, but shall not be limited to, its present and former officers, directors, employees, agents and attorneys. Each of the Releasors represents and warrants that the matters released in this Section 2 are not limited to matters which are known or disclosed, and hereby waives any and all claims which it now has or may have following the date hereof, whether such claims are known or unknown. In this connection, each Releasor agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims which are presently unknown, unanticipated and unsuspected, and further agrees, represents and warrants that the release contained in this Section 2 has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown, unanticipated or unsuspected claims.

3.               Representations and Warranties. Each of Preferred Member and CF Flyer Mezz hereby represents and warrants to Broad Street, as follows:

(a)               Each of Preferred Member and CF Flyer Mezz has all necessary limited liability company power and authority to execute, deliver this Waiver and Release; the execution, delivery and performance of this Waiver and Release has been duly authorized by all necessary limited liability company action; and this Waiver and Release has been duly and validly executed and delivered by each of Preferred Member and CF Flyer Mezz and constitutes the legal, valid and binding obligation of each of Preferred Member and CF Flyer Mezz, enforceable in accordance with its terms; and

(b)               this Waiver and Release (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate in any material respect any applicable law or regulation, or any of the constituent documents of either of Preferred Member and CF Flyer Mezz, or any order of any Governmental Authority and (iii) will not violate in any material respect or result in a material default under any indenture, agreement or other instrument binding upon either of Preferred Member and CF Flyer Mezz or any of its assets.

4.               Acknowledgment/Waiver of Legal Counsel. Each of Preferred Member and CF Flyer Mezz represents and warrants that (i) it is represented by legal counsel of its choice, is fully aware of the terms contained in this Waiver and Release and has voluntarily and without coercion or duress of any kind, entered into this Waiver and Release and the documents executed in connection with this Waiver and Release; or (ii) it has knowingly and intentionally waived its right to have legal counsel of its choice review and represent it with respect to the negotiation and preparation of this Waiver and Release.

5.               Governing Law; Waiver of Jury Trial. This Waiver and Release shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law principles. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PREFERRED MEMBER AND CF FLYER MEZZ HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS WAIVER AND RELEASE AND THE WAIVER AND RELEASE AGREEMENT DATED AS OF THE DATE HEREOF DELIVERED BY BROAD STREET IN FAVOR OF PREFERRED MEMBER AND CF FLYER MEZZ, WHICH WAIVER IS INFORMED AND VOLUNTARY.

6.               Further Action. Each of Preferred Member and CF Flyer Mezz agrees that if there are any mistakes relating to this Waiver and Release that would cause the release and discharge of any of the Releasors to be defective or less than complete, or if this Waiver and Release is declared unenforceable by a court or arbitrator for any reason, then each of Preferred Member and CF Flyer Mezz shall execute any and all other instruments and do any and all other things necessary to effectuate a full, final, and complete release of the claims set forth herein.

7.               Supremacy. To the extent of any conflict between the Agreement and this Waiver and Release, this Waiver and Release shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Waiver and Release as of the day and year first herein above written.

CF FLYER PE INVESTOR LLC, a Delaware limited liability company

By:
Name:
Title:

CF FLYER PE MEZZ HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit G

RESTRICTED PARTY SCREENING FORM

[Attached]

G-1